EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

 We consent to the incorporation by reference in the Registration Statements (Nos. 333-183725, 333-194597, 333-202934 and 333-206321) on Form S-8 of KaloBios Pharmaceuticals, Inc. of our report dated September 1, 2016, relating to the consolidated financial statements of KaloBios Pharmaceuticals, Inc., appearing in this Annual Report on Form 10-K of KaloBios Pharmaceuticals, Inc. for the year ended December 31, 2015.

/s/ HORNE LLP

Ridgeland, Mississippi
September 1, 2016